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                                                                   Exhibit 10.71

                   WAIVER, MODIFICATION AND SEVENTH AMENDEMENT
                            TO CONSIGNMENT AGREEMENT

      THIS SEVENTH AMENDMENT ("Seventh Amendment") is entered into as February 1,2000, by and between FLEET PRECIOUS METALS INC., a Rhode Island corporation, with its principal office located at 111 Westminster Street, Providence, Rhode Island 02903 ("FPM"), and SEMX CORP., as successor in interest to Semiconductor Packaging Materials Co., Inc., a Delaware corporation with its principal office located at 1 Labriola Court, Armonk, New York (the "Company").

                                   BACKGROUND

      FPM and the Company are parties to a Consignment Agreement dated as of December 23, 1996 (as amended, supplemented or otherwise modified from time to time, the "Consignment Agreement") pursuant to which FPM consigns certain commodities to the Company on the terms and conditions and in reliance upon the representations and warranties of the Company set forth in the Consignment Agreement.

      The Company has had continuing discussions with FPM relating to the operating and financial condition of the Company. In order to permit the Company to complete the restructuring of its business operations including the closing of its replacement financing facility from PNC Bank, the Company has requested that FPM amend the Consignment Agreement to, among other things, extend the Maturity Date and waive certain Events of Default (the "Waiver"). In order to induce FPM to issue the Waiver and extend the Consignment Agreement through June 30, 2000 as herein provided, the Company has agreed to certain modifications of the Consignment Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual promises hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Consignment Agreement.

      2. AMENDMENT TO CONSIGNMENT AGREEMENT. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Consignment Agreement is hereby amended in its entirety to provide as follows:

            (a) Paragraph 1.28 of the Consignment Agreement is hereby amended in its entirety to provide as follows:

                  "MATURITY DATE" means June 30, 2000.

            (b) The Floating Consignment Fee as set forth in Paragraph 2.3(a) of the Consignment Agreement shall be calculated at the rate of five and on-half percent (5.5%) per annum or at such other rates as FPM shall announce from time to time in writing in substantially the form of Exhibit C attached to the Consignment Agreement, such fee to be accrued on a daily basis, billed monthly and paid to FPM not later than the fifth (5th) Business Day following the receipt of billing.


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            (c) Paragraph 6.10(c) of the Consignment Agreement is hereby amended in its entirety to provide as follows:

                  (c) no later than the close of business on every other
            Tuesday, an inventory summary for the Company for the two weeks ending the preceding Friday, in such form as FPM may reasonably request; and

            (d) Paragraph 6.15 of the Consignment Agreement is hereby amended in its entirety to provide as follows:

                  6.15. FIXED CHARGE COVERAGE RATIO. Cause to be maintained as of the end of each month, on a rolling twelve-month basis (except for each monthly calculation in fiscal year 1999, which shall be calculated on a cumulative year to date basis commencing January 1,
            1999), a Fixed Charge Ratio (as defined in the Revolving Credit, term Loan and Security Agreement with Lender) equal to or greater than 1.05 to 1. The Company shall simultaneously provide FPM with copies of all monthly compliance worksheets provided to Lender with respect to the Fixed Charge Ratio.

            (e) Paragraph 6.17 of the Consignment Agreement is hereby amended in its entirety to provide as follows:

                  6.17. EQUITY POSITION. At all times own Precious Metal free and clear of all liens (except liens in favor of FPM and the Lender) ("Owned Precious Metal") with a gold content equal to not less than five percent (5%) of the aggregate amount of Consigned Precious Metal.

      3. REPRESENTATIVE AND WARRANTIES. The Company hereby represents and warrants as follows:

            (a) This Seventh Amendment and the Consignment Agreement, as amended hereby, constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms.

            (b) Upon the effectiveness of this Seventh Amendment, Borrowers hereby reaffirm all covenants, representations and warranties made in the Consignment Agreement and the Other Agreements to the extent the same are not amended or waived hereby and acknowledge that all such covenants, representations and warranties shall be deemed to have been remade and are true and correct as of the effective date of this Seventh Amendment.

            (c) The Company has the corporate power, and have been duly authorized by all requisite corporate action, to execute and deliver this Seventh Amendment and to perform it's


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obligations hereunder. This Seventh Amendment has been duly executed and delivered by the Company.

            (d) The Company's execution, delivery and performance of this Seventh Amendment does not and will not (i) violate any law, rule, regulations or court order to which the Company is subject, (ii) conflict with or result in a breech of the Company's Articles of Incorporation or By-laws or any agreement or instrument to which the Company is a party or by which its properties are bound, or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any of its property, whether now owned or hereafter acquired.

            (e) The Company has no defense, counterclaim or setoff with respect to the Obligations as of the effective date of this Seventh Amendment.

            (f) The recitals set forth in the Background paragraph above are truthful and accurate and are an operative part of this Seventh Amendment.

            (g) The Company expressly reaffirms all security interests and liens granted to FPM pursuant to the Consignment Agreement.

      4. WAIVERS.

            (a) The Company waives and affirmatively agrees not to allege or otherwise pursue any or all defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights that they may have as of the effective date of this Seventh Amendment to contest (1) any Events of Default which could be declared by FPM; (2) any provisions of the Consignment Agreement or the Other Agreements; (3) the security interest of FPM in any property, whether real or personal, tangible or intangible, or any right or other interest, now or hereafter arising in connection with any collateral security of FPM; or (2) the conduct of FPM in administering the Consignment Facility.

            (b) Subject to the satisfaction of the conditions set forth in
Section 6, FPM waives any default or Event of Default which occurred prior to and including the date of this Seventh Amendment.

      5. RELEASES. The Company hereby releases, remises, acquits and forever discharges FPM and FPM's employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgements, executions, suits, character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of this Seventh Amendment, and in any way directly or indirectly arising out of or in any way connected to the Consignment Agreement or the Other Agreements (all of the foregoing hereinafter called the "Released Matters"). The Company acknowledges that the agreements in this Paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released matters.


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      6. CONDITIONS OF EFFECTIVENESS. This Seventh Amendment shall become effective when and only when FPM shall have received (a) three (3) copies of this Seventh Amendment executed by the Company, and (b) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by FPM or its counsel, each of which shall be in form and substance reasonably satisfied to FPM and its counsel.

      7. EFFECT ON THE CONSIGNMENT AGREEMENT.

            (a) Upon the effectiveness of this Seventh Amendment, each reference in the Consignment Agreement to "this agreement, "hereunder," "hereof," "herein", or words of like import shall mean and be a reference to the Consignment Agreement as amended hereby.

            (b) Except as specifically amended herein, the Consignment Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

            (c) Except as specifically set forth herein, the execution, delivery and effectiveness of this Seventh Amendment shall not operate as a waiver of any right, power or remedy of FPM, nor constitute a waiver of any provision of the Consignment Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

      8. PRESUMPTIONS. The Company acknowledges that it has consulted with and been advised by its counsel and such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Seventh Amendment. Therefore, this Seventh Amendment shall be construed without regard to any presumption or rule requiring that it be construed against any one party causing this Seventh Amendment or any part hereof to be drafted.

      9. ENTIRE AGREEMENT. The Consignment Agreement sets forth the entire agreement among the parties hereto with respect to the subject matter hereof. Neither party has relied on any agreements, representation, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each party hereto. Each party acknowledges that it is not relying upon oral representations or statements inconsistent with the terms and provisions of the Consignment Agreement.

      10. BENEFIT OF AGREEMENT. This Seventh Amendment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns as set forth in the Consignment Agreement. No other Person shall be entitled to claim any right or benefit hereunder, including, without limitation, any third-party beneficiary of this Seventh Amendment. FPM's agreement to waive pursuant to Section 4(b) hereof does not in any manner limit the Company's obligations to comply with, and FPM's right to insist upon compliance with, each and every one of the terms of the Consignment Agreement except as specifically amended, modified or waived herein.


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      11. GOVERNING LAW. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of Rhode Island.

      12. HEADINGS. Section headings in this Seventh Amendment are included herein for convenience of reference only and shall not constitute a part of this Seventh Amendment for any other purpose.

      13. COUNTERPARTS. This Seventh Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Any signature delivered by a party by facsimile* transmission shall be deemed an original signature hereto.

      IN WITNESS WHEREOF, this Seventh Amendment has been duly executed as of the day and year first written above.

                                   SEMX CORP.


                                   By:
                                        ---------------------------------------
                                   Name: By/s/ Mark Koch
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                                   Title: Secretary
                                          -------------------------------------


                                   FLEET PRECIOUS METALS INC.


                                   By:
                                        ---------------------------------------
                                   Name: By/s/ Fred Reinhart
                                         --------------------------------------
                                   Title: Vice President
                                          -------------------------------------


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